                                                                   EXHIBIT 10.11
                                                                   -------------

                               LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (the "Agreement"), effective as of February 1, 1998 (the "Effective Date"), is entered by and between Asahi Chemical Industry Co., Ltd., with a principal place of business at 5-13, Shibaura 4-Chome, Minato-ku Tokyo, 108, Japan ("Asahi"), and GenVec, Inc. with a principal place of business at 12111 Parklawn Drive, Rockville, Maryland ("GenVec").


                                   BACKGROUND

     A. Asahi owns certain Patent Rights (as defined below) relating to tumor necrosis factor alpha (TNF); and

     B. GenVec desires to obtain a license under the Patent Rights, and Asahi desires to grant such a license to GenVec, on the terms and conditions herein.

     NOW, THEREFORE, Asahi and GenVec agree as follows:

1.   DEFINITIONS

     1.1  "Affiliate" means any corporation or other entity which is directly or
           ---------
indirectly controlling, controlled by or under the common control with GenVec. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the Territory.

     1.2  "Confidential Information" shall mean (i) any proprietary or
           ------------------------
confidential information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.

     1.3  "Control" means possession of the ability to grant the license
           -------
provided for herein without violating the terms of any agreement or other arrangement with a third party.

     1.4  "Field" means all gene therapy (in vivo and ex vivo) applications.
           -----                          -- ----     -- ----

     1.5  "Licensed Product" means any product which is within the scope of an
           ----------------
issued Valid Claim or was within the scope of an issued Valid Claim.


[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     1.6  "Net Sales" means the gross revenues actually received by GenVec or
           ---------
its sublicensees from sales of Licensed Products, less (i) normal and customary rebates, and cash and trade discounts, actually taken, (ii) sales, use and/or other excise taxes or duties actually paid, (iii) the cost of any packages and packing, (iv) insurance costs and outbound transportation charges prepaid or allowed, (v) import and/or export duties actually paid, and (vi) amounts allowed or credited due to returns.

     1.7  "Patent Rights" means (i) U.S. patent application Serial No. * (filed
           -------------
* and U.S. Patent No. * (ii) all patent applications and patents which claim improvements to the subject matter of (i) above; (iii) all divisions, continuations, continuations-in-part, and substitutions of (i) and (ii) above; and (iv) all U.S. patents issuing on any of the preceding applications, including extensions, reissues, and re-examinations; in each case, which is owned, in whole or part, or Controlled by Asahi.

     1.8  "Phase I", "Phase II"and "Phase III" shall mean Phase I, Phase II, and
           -------    --------      ---------
Phase III clinical trials, respectively, in each case as prescribed by the U.S. Food and Drug Administration.

     1.9  "Regulatory Approval" shall mean approval by the U.S. Food and Drug
           -------------------
Administration ("FDA") to market a Licensed Product.

     1.10 "Territory" means the United States of America and its territories and
           ---------
possessions.

     1.11 "Valid Claim" means (i) a claim of an issued and unexpired U.S. patent
           -----------
included within the Patent Rights which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in the Territory, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (ii) a claim of a pending U.S. patent application within the Patent Rights.

2.   LICENSE; OPTION

     2.1  Grant to GenVec.  Asahi hereby grants to GenVec a non-exclusive
          ---------------
license under the Patent Rights to make, have made, import, have imported, use, sell, have sold, offer for sale and otherwise exploit the Licensed Products in the Territory for use in the Field. If Asahi acquires the right to extend the license granted herein to the Affiliates of GenVec, then Asahi shall promptly notify GenVec and GenVec shall automatically have the right to extend the license to any of its Affiliates. In the event GenVec extends the license granted herein to any of its Affiliates, GenVec shall immediately notify Asahi of the name of such Affiliate. The provisions of this Agreement shall be binding on such Affiliate, and GenVec shall guarantee the Affiliate's performance of the obligations under this Agreement.

     2.2  *

     2.3  Sublicenses; Right of Negotiation. At any particular time during the
          ---------------------------------
term of the * GenVec shall have the right to grant one sublicense of the rights granted in Section 2.1 above, and if GenVec grants such a sublicense, GenVec shall not itself practice its licensing rights so long as such sublicense remains in effect. In the event the foregoing agreement between Asahi and * expires or is terminated, GenVec shall have the unrestricted right to grant sublicenses. In the event GenVec grants a sublicense of the rights in
Section 2.1 above, GenVec shall promptly notify Asahi of the name of such sublicensee. In the event that any existing or potential sublicensee of GenVec wishes to acquire a non-exclusive license with respect to intellectual property owned or Controlled by Asahi relating to * (or fragments or derivatives thereof) or the use thereof, Asahi agrees to negotiate in good faith with GenVec the terms and conditions of such a license.

     2.4  Exclusive Option.  If GenVec has acquired any intellectual property
          ----------------
rights necessary to commercialize Licensed Products in *, and GenVec retains the legal right to grant to Asahi an option to develop and commercialize Licensed Products in *, then until the second anniversary of the Effective Date, Asahi shall have an exclusive option to negotiate and enter into a written agreement with GenVec with regard to a collaborative license arrangement for the development and commercialization of Licensed Products in *. The terms and conditions of such agreement shall be negotiated in good faith by the parties commencing at such time as Asahi provides GenVec notice that Asahi wishes to exercise its option.

3.   CONSIDERATION

     3.1  License Fee.  In partial consideration for the license granted herein,
          -----------
GenVec shall pay to Asahi a license fee of * within sixty (60) days of the Effective Date. Such fee shall not be due if GenVec provides notice of its intent to terminate the Agreement within such sixty (60) day period.

     3.2  Milestone Payments.  Unless the Agreement is terminated earlier,
          ------------------
within sixty (60) days following the first achievement by GenVec or a sublicensee of the following milestones with respect to the first Licensed Product in the Territory, GenVec shall pay Asahi one-time milestone payments, as follows:

               Event                                   Payment
               -----                                   -------
          Initiation of Phase II clinical trials        *
          Initiation of Phase III clinical trials       *
          Regulatory Approval                           *

The payment under Section 3.1 above and the payments in this Section 3.2 shall be nonrefundable.

     3.3  Royalties.
          ---------

          3.3.1     During Patent Term.  In consideration of the license granted
                    ------------------
herein, GenVec shall pay to Asahi a royalty of * of Net Sales of Licensed Products which, but for the license granted herein would infringe an issued and unexpired Valid Claim.

          3.3.2     After Patent Term.  In the event that all issued Valid
                    -----------------
Claims covering a particular Licensed Product have expired, but royalties are still due Asahi pursuant to Section 3.7, then the royalty due with regard to such Licensed Product shall be * of Net Sales of such Licensed Product.


     3.4  Third Party Royalties.  GenVec and its sublicensee shall be
          ---------------------
responsible for any payments due to third parties under licenses or similar agreements entered by GenVec or its sublicensee relating to the manufacture, use or sale of Licensed Products in the Territory. GenVec may offset any such payments made by GenVec or its sublicensee to third parties against royalties due Asahi pursuant to Section 3.3 above; provided Asahi shall have the right to receive not less than * of the Net Sales of Licensed Products sold by GenVec or its sublicensee, except as provided in Section 3.3.2.

     3.5  Combination Products.  In the event that a Licensed Product is sold in
          --------------------
combination as a single product with another active ingredient, component or other product whose manufacture, sale and use are not covered by a claim within the Patent Rights for which the combination product is sold, Net Sales from such sales for purposes of calculating the amounts due under Sections 3.3 above shall be as reasonably allocated by GenVec between such Licensed Product and such active ingredient, component or other product, based upon their relative importance and proprietary protection.

     3.6  One Royalty.  No more than one royalty payment shall be due with
          -----------
respect to a sale of a particular Licensed Product. No multiple royalties shall be payable because any Licensed Product, or its manufacture, sale or use is covered by more than one Valid Claim. No royalty shall be payable under Section
3.3 above with respect to sales of Licensed Products among GenVec and its sublicensee, nor shall a royalty be payable under this Article 3 with respect to Licensed Products distributed for use in research and/or development, in clinical trials or as promotional samples.

     3.7  Royalty Term.  Royalties due under this Article 3 shall be payable on
          ------------
a Licensed Product-by-Licensed Product basis until the later of (i) the expiration of the last-to-expire issued Valid Claim covering such Licensed Product, or (ii) the twelfth anniversary of the Effective Date.

4.   PAYMENTS; REPORTS AND RECORDS

     4.1  Payments; Currency.  GenVec agrees to pay all royalties due to Asahi
          ------------------
within * after the last day of each half-calendar year in which they accrue. All payments due hereunder shall be paid in United States dollars.

     4.2  Taxes.  Any income or other tax that must be withheld on behalf of
          -----
Asahi with respect to the royalties owed pursuant to this Agreement shall be deducted by GenVec from the royalties prior to remittance. Within * after the last day of each half-calendar year, GenVec shall furnish to Asahi evidence of any such taxes withheld.

     4.3  Royalty Reports.  GenVec shall deliver to Asahi within * after the end
          ---------------
of each half-calendar year in which Licensed Products are sold a report setting forth in reasonable detail the calculation of the royalties payable to Asahi for such half-calendar year, including the Licensed Products sold, the Net Sales thereof, and all amounts received from sublicensees for sales of Licensed Products. Such reports shall be Confidential Information of GenVec subject to
Article 6 herein.

     4.4  Books and Records.  GenVec shall maintain accurate books and records
          -----------------
which enable the calculation of royalties payable hereunder to be verified. GenVec shall retain the books and records for each half-calendar year period for
* after the submission of the corresponding report under Section 4.3 hereof. Upon * prior notice to GenVec, independent accountants selected by Asahi, reasonably acceptable to GenVec, after entering into a confidentiality agreement with GenVec, may have access to GenVec's books and records during GenVec's normal business hours at mutually agreed times to conduct a review or audit once per calendar year, for the sole purpose of verifying the accuracy of GenVec's payments and compliance with this Agreement. The accounting firm shall report to Asahi only whether there has been a royalty underpayment and, if so, the amount thereof. Any such inspection or audit shall be at Asahi's expense, however, in the event an inspection reveals underpayment of * or more in any audit period, GenVec shall pay the costs of the inspection. GenVec shall promptly pay to Asahi any underpayment identified in such an audit which amount is undisputed by GenVec, with interest from the date such amount(s) were due at the prime rate reported by the Chase Manhattan Bank, New York, New York.

5.   DILIGENCE

     GenVec agrees to use commercially reasonable diligent efforts to develop and commercialize the Licensed Products and obtain such approvals as may be necessary for the sale of the Licensed Products in the Territory. GenVec may conduct such activities itself or through third parties.

6.   CONFIDENTIALITY

     6.1  Confidential Information.  Except as expressly provided herein, the
          ------------------------
parties agree that, for the term of this Agreement and for * thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

          (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

          (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

          (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

          (iv) was independently developed by the receiving party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

          (v) was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

     6.2  Permitted Use and Disclosures.  Each party hereto may use or disclose
          -----------------------------
information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). Notwithstanding this Section
6.2 and Section 4.3 herein, Asahi may, subject to a confidentiality agreement containing provisions at least as restrictive as those herein, disclose to the Beckman Research Institute of the City of Hope, as is reasonably necessary, the financial terms herein, the payments received and the royalty reports made under this Agreement.

     6.3  Confidential Terms.  The parties agree to make a mutually agreed press
          ------------------
release regarding this Agreement promptly following the Effective Date. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to a party's accountants, attorneys and other professional advisors.

7.   REPRESENTATIONS AND WARRANTIES

     7.1  Asahi.  Asahi represents and warrants that:  (i) it is a corporation
          -----
duly organized validly existing and in good standing under the laws of Japan; and (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Asahi; (iii) it is the sole and exclusive owner or exclusive licensee of all right, title and interest in the Patent Rights; (iv) it has the right to grant the rights and licenses granted herein, and the Patent Rights are free and clear of any lien, encumbrance or security interest; (v) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the Patent Rights, or any portion thereof, inconsistent with the license granted to

GenVec herein; and (vi) there are no threatened or pending actions, lawsuits, claims or arbitration proceedings in any way relating to the Patent Rights.

     7.2  GenVec.  GenVec represents and warrants that: (i) it is a corporation
          ------
duly organized validly existing and in good standing under the laws of the State of Delaware; and (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of GenVec.

     7.3  Effect of Representations and Warranties.  It is understood that if
          ----------------------------------------
the representations and warranties made by a party under this Article 7 are not true and accurate, and the other party incurs damages, liabilities, costs or other expenses as a result, the party making such representations and warranties shall indemnify and hold the other party harmless from and against any such damages, liabilities, costs or other expenses incurred as a result.

8.   PROSECUTION AND ENFORCEMENT

     8.1  Asahi's Responsibilities.  Asahi shall have the sole right to control
          ------------------------
the preparation, filing, prosecution and maintenance of the Patent Rights, and any interference or opposition proceeding relating thereto, using patent counsel of its choice and at its sole expense; provided, however, that Asahi shall consult with GenVec regarding the prosecution of any such patent applica tions by providing GenVec a reasonable opportunity to review and comment on all proposed submissions to any patent office at least thirty (30) days before submittal, and shall incorporate such comments as GenVec may reasonably request. In addition, Asahi shall keep GenVec reasonably informed as to the status of such patent applications by promptly providing GenVec copies of all communications relating to such patent applications that are received from any patent office.

     8.2  Patent Term Extensions.  To the extent permitted by applicable law,
          -----------------------
GenVec and Asahi shall jointly apply for patent term extensions of patent(s) within the Patent Rights. If joint applications are not permitted, GenVec shall have the right to file and diligently seek and obtain such extensions for GenVec or its sublicensee, in GenVec's name. Asahi agrees to provide reasonable assistance to facilitate GenVec's efforts to obtain any such extension.

     8.3  Enforcement.  If either party hereto becomes aware that any Patent
          -----------
Rights are being or have been infringed by any third party, such party shall promptly notify the other party hereto in writing describing the facts relating thereto in reasonable detail. Asahi shall have the initial right, but not the obligation, to institute, prosecute and control any action, suit or proceeding with respect to such infringement, including any declaratory judgment action (each an "Action"), at its expense; using counsel of its choice. In the event Asahi fails to initiate or defend any Action involving the Patent Rights within three (3) months of receiving notice of any infringement, GenVec shall have the right, but not the obligation, to initiate and control such an Action, at its expense; provided, GenVec shall be entitled to offset any amount expended in connection with such Action against up to fifty percent (50%) of royalties due under Section 3.3. In any such event, Asahi shall cooperate reasonably with GenVec in connection with any such Action, at GenVec's expense; including without limitation, by joining such Action as a party if requested by GenVec. Any amounts recovered by GenVec in such Action shall be used first to reimburse Asahi and GenVec for the expenses incurred in connection with such Action and any remainder shall be treated as Net Sales of Licensed Products pursuant to
Section 3.3.

     8.4  Infringement Claims.  If the practice by GenVec of the license granted
          -------------------
herein results in any allegation or claim of infringement of an intellectual property right of third party against GenVec, GenVec shall have the exclusive right to defend any such claim, suit or proceeding, at its own expense, by counsel of its own choice and shall have the sole right and authority to settle any such suit; provided, however, Asahi shall cooperate with GenVec, at GenVec's reasonable request and expense, in connection with the defense of such claim.

9.   DISPUTE RESOLUTION

     Any dispute under this Agreement (except any dispute relating to the validity or enforceability of any patent) which is not settled by mutual consent shall be finally settled by binding arbitration. Any arbitration initiated by GenVec shall be conducted in Tokyo and administered by the Japan Commercial Arbitration Association, and any arbitration initiated by Asahi shall be conducted in Washington, D.C., and administered by the American Arbitration Association. In each case, the arbitrators shall apply UNCITRAL rules and all claims, including counterclaims, shall be subject to resolution by the same group of arbitrators. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration (including administrative and arbitrators' fees), shall be shared equally by the parties, and each party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration. The decision and/or award rendered by the arbitrator shall be written, final and non-appealable and may be entered in any court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement.

10.  INDEMNIFICATION

     10.1 Indemnity.  GenVec shall indemnify, defend and hold harmless Asahi and
          ---------
its directors, officers and employees (each an "Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from a claim, suit or proceeding brought by a third party against an Indemnitee, arising from or occurring as a result of activities performed by GenVec or its sublicensees in connection with the development, manufacture or sale of any Licensed Product, except to the extent caused by the negligence or willful misconduct of Asahi.

     10.2 Procedure.  In the event that any Indemnitee intends to claim
          ---------
indemnification under this Article 10 it shall promptly notify GenVec in writing of such alleged Liability. GenVec shall have the sole right to control the defense and settlement thereof. The Indemnitees shall cooperate with the indemnifying party and its legal representatives in the investigation of any action, claim or liability covered by this Article 10. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of GenVec, which GenVec shall not be required to give.

11.  TERM AND TERMINATION

     11.1 Term.  The term of this Agreement shall commence on the Effective
          ----
Date, and unless earlier terminated as provided in this Article 11, shall continue in full force and effect on a Licensed Product-by-Licensed Product basis until there are no remaining royalty payment obligations with respect thereto.

     11.2 Termination for Cause.  If either party materially breaches this
          ---------------------
Agreement, the other party may elect to give the breaching party written notice describing the alleged breach. If the breaching party has not cured such breach within sixty (60) days after receipt of such notice, the notifying party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement effective immediately; provided, however, if either party receives notification from the other of a material breach and if the party alleged to be in default notifies the other party in writing within thirty (30) days of receipt of such default notice that it disputes the asserted default, the matter will be submitted to arbitration as provided in Article 9 of this Agreement. In such event, the nonbreaching party shall not have the right to terminate this Agreement until it has been determined in such arbitration proceeding that the other party materially breached this Agreement, and the breaching party fails to cure such breach within ninety (90) days after the conclusion of such arbitration proceeding.

     11.3 Termination for Insolvency.  Either party may terminate this Agreement
          --------------------------
if the other becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition or the benefit of creditors, if that petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

     11.4 Permissive Termination.  GenVec may terminate this Agreement with
          ----------------------
respect to any patent application or patent within the Patent Rights with thirty
(30) days written notice to Asahi. GenVec shall have no right to terminate this Agreement pursuant to this Section 11.4 after the expiration of the Patent Rights.

     11.5 Effect of Termination.
          ---------------------

          (a) Accrued Rights and Obligations.  Termination of this Agreement for
              ------------------------------
any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

          (b) Return of Confidential Information.  Upon any termination of this
              ----------------------------------
Agreement, each party shall promptly return to the other party all Confidential Information received from the other party (except one copy of which may be retained for archival purposes).

          (c) Stock on Hand.  In the event this Agreement is terminated for any
              -------------
reason, GenVec and its sublicensee shall have the right to sell or otherwise dispose of the stock of any Licensed Product then on hand, subject to Articles 3 and 4.

          (d) Sublicense.  In the event of any termination of this Agreement,
              ----------
any sublicense granted by GenVec shall remain in force and effect and shall be assigned by GenVec to Asahi; provided, the financial obligations of any such sublicensee shall be limited to the amounts GenVec is obligated to pay to Asahi for the activities of such sublicensee under this Agreement.

     11.6 Survival.  Sections 11.5 and 11.6 and Articles 4, 6, 7, 9, 10 and 12
          --------
of this Agreement shall survive termination of this Agreement for any reason.

12.  MISCELLANEOUS

     12.1 Governing Law.  This Agreement, and any proceeding subject to Article
          -------------
10, shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of laws.

     12.2 Independent Contractors.  The relationship of the parties hereto is
          -----------------------
that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

     12.3 Assignment.  The parties agree that their rights and obligations under
          ----------
this Agreement shall not be delegated, transferred or assigned to a third party without prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

     12.4 Right to Develop Independently.  Nothing in this Agreement will impair
          ------------------------------
GenVec's right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the Patent Rights or to market and distribute Licensed Products or other products based on such other intellectual property and technology.

     12.5 Notices.  Any required notices hereunder shall be given in writing by
          -------
certified mail or international express delivery service (e.g., DHL) at the address of each party below, or to such other address as either party may substitute by written notice. Notice shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.

     If to Asahi:   Asahi Chemical Industry Co., Ltd.

                     5-13 Shibaura 4-Chome
                     Minato-ku Tokyo, 108, Japan
                     Attention: Dr. Tetsu Saito, General Manager
                                Licensing and Business Development Group

     If to GenVec:   GenVec, Inc.
                     12111 Parklawn Drive
                     Rockville, Maryland  20852
                     Attention: President

     with a copy to: Vice President, Corporate Development

     12.6 Force Majeure.  Neither party shall lose any rights hereunder or be
          -------------
liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

     12.7 Advice of Counsel.  GenVec and Asahi have each consulted counsel of
          -----------------
their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

     12.8 Approvals.  Each party shall be responsible, at its expense, for
          ---------
obtaining any approvals from its own government which may be required under applicable law, and shall use its best efforts to obtain all necessary approvals as soon as possible after the execution of this Agreement.

     12.9 Compliance with Laws.  Each party shall furnish to the other party any
          --------------------
information requested or required by that party during the term of this Agreement or any extensions hereof to enable that party to comply with the requirements of any U.S. or foreign, state and/or government agency.

     12.10 LIMITATION OF LIABILITY.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER
           -----------------------
FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

     12.11 Further Assurances. At any time or from time to time on and after the
           ------------------
date of this Agreement, Asahi shall at the request of GenVec (i) deliver to GenVec such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be

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

delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as GenVec may reasonably deem necessary or desirable in order for GenVec to obtain the full benefits of this Agreement and the transactions contemplated hereby.

     12.12 Severability; Waiver.  In the event that any provisions of this
           --------------------
Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement. The failure of a party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

     12.13 Entire Agreement; Modification.  This Agreement sets forth the entire
           ------------------------------
agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties.

     12.14 Counterparts.  This Agreement may be executed in two counterparts,
           ------------
each of which shall be deemed an original and which together shall constitute one instrument.

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

     IN WITNESS WHEREOF, Asahi and GenVec have executed this Agreement by their respective duly authorized representatives.

ASAHI CHEMICAL INDUSTRY                         GENVEC, INC.
CO., LTD.


By: ______________________________________      By: ___________________________
    Katsuaki Tuzuki
    Managing Director & General Manager         Print Name: ___________________
    of Health Care Business Administration
                                                Title: ________________________

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